CYTOKINETICS ANNOUNCES CLOSING OF ENROLLMENT INTO BENEFIT-ALS,
A PHASE IIB CLINICAL TRIAL OF TIRASEMTIV
IN PATIENTS WITH AMYOTROPHIC LATERAL SCLEROSIS

Results Are Expected in First Half of 2014

South San Francisco, CA, December 3, 2013 – Cytokinetics, Incorporated (Nasdaq: CYTK) announced that the company has closed recruitment and enrollment of patients into BENEFIT-ALS (Blinded Evaluation of Neuromuscular Effects and Functional Improvement with Tirasemtiv in ALS) with over 700 patients enrolled. BENEFIT-ALS is a Phase IIb, multi-national, double-blind, randomized, placebo-controlled, clinical trial designed to evaluate the safety, tolerability and potential efficacy of tirasemtiv in patients with amyotrophic lateral sclerosis (ALS). Cytokinetics also announced today that the company expects to report results from BENEFIT-ALS in the first half of 2014.

Tirasemtiv, a novel skeletal muscle activator, is the lead drug candidate from the company’s skeletal muscle contractility program. Tirasemtiv selectively activates the fast skeletal muscle troponin complex by increasing its sensitivity to calcium and, in preclinical studies, demonstrated increases in skeletal muscle force in response to neuronal input and delays in the onset and reductions in the degree of muscle fatigue. In previously conducted Phase IIa clinical trials in patients with ALS, tirasemtiv appeared generally well-tolerated, and demonstrated encouraging trends to improvement in patients’ functional abilities and increases in measures of respiratory and skeletal muscle strength and endurance.

“The rapid and successful enrollment of BENEFIT-ALS is a testament to the physicians, staff, ALS patients and their caregivers who are committed to this important trial of tirasemtiv,” stated Jeremy M. Shefner, MD, PhD, Professor and Chair of the Department of Neurology at the Upstate Medical University of the State University of New York and Lead Investigator for BENEFIT-ALS. “I look forward to reporting the results from BENEFIT-ALS to them and the broader ALS community and expect that this international clinical trial will provide important information to guide further development of this novel drug candidate.”

Background on Amyotrophic Lateral Sclerosis

Amyotrophic lateral sclerosis is a progressive neurodegenerative disease that afflicts approximately 25,000 people in the United States and a comparable number of patients in Europe. Approximately 5,600 new cases of ALS are diagnosed each year in the United States. The average life expectancy of an ALS patient is approximately three to five years after diagnosis and only 10% of patients survive for more than 10 years. Death is usually due to respiratory failure because of diminished strength in the skeletal muscles responsible for breathing. Few treatment options exist for these patients, resulting in a high unmet need for new therapeutic options to address the symptoms and modify the disease progression of this grievous illness.

About BENEFIT-ALS

Patients enrolled in BENEFIT-ALS begin treatment with open-label dosing of tirasemtiv at 125 mg twice daily. Patients who tolerate this open-label treatment for one week are randomized to receive 12 weeks of double-blind treatment with twice-daily oral ascending doses of tirasemtiv or placebo, beginning at 125 mg twice daily and increasing weekly up to 250 mg twice daily (or a dummy dose titration with placebo). Clinical assessments occur monthly during double-blind treatment; patients also return for follow-up evaluations at one and four weeks after their final dose of double-blind study medication.

The primary efficacy analysis of BENEFIT-ALS will compare the mean change from baseline in the ALS Functional Rating Scale in its revised form (ALSFRS-R) on tirasemtiv versus placebo. Secondary endpoints will include Maximum Voluntary Ventilation (MVV) and other measures of respiratory and skeletal muscle function and fatigability.

Development Status of Tirasemtiv

Tirasemtiv (formerly CK-2017357) is the subject of a Phase II clinical trials development program and has been granted orphan drug designation and fast track status by the United States Food and Drug Administration and orphan medicinal product designation by the European Medicines Agency for the potential treatment of ALS.

Data from two completed randomized, double-blind, placebo-controlled, multiple-dose, Phase IIa clinical trials were presented at the April 2012 American Academy of Neurology Annual Meeting. In one of these trials, tirasemtiv appeared to be generally safe and well-tolerated when dosed daily for two weeks at 125 mg, 250 mg, or 375 mg, first in a cohort of patients not receiving riluzole, and then in a cohort of patients receiving riluzole at a reduced dose of 50 mg daily. Adverse events and clinical assessments during treatment with tirasemtiv appeared similar, with or without co-administration of riluzole. While the trial was not designed or powered to evaluate statistically the effects of tirasemtiv on the various outcome measures that were assessed during the study, a combined analysis of patients from two separate cohorts suggested encouraging trends in the ALSFRS-R and in MVV that appeared dose-related and potentially clinically meaningful in magnitude. In the other Phase IIa clinical trial, a twice-daily dose titration regimen of tirasemtiv also appeared to be generally safe and well-tolerated. The majority of patients in this trial were titrated successfully to a tirasemtiv dose level of 250 mg twice daily. While this trial also was not designed or powered to evaluate statistically the effects of tirasemtiv on the various outcome measures that were assessed during the study, increases were observed in ALSFRS-R that were similar in direction, and in MVV that were similar in direction and magnitude, to those observed in the aforementioned trial. In addition, in December 2010, data from a Phase IIa clinical trial evaluating single doses of tirasemtiv were presented at the 21st International Symposium on ALS and Motor Neurone Diseases. In all three of these completed Phase IIa clinical trials, tirasemtiv appeared to be generally well-tolerated and demonstrated encouraging trends to improvement in patients’ functional abilities and increases in measures of respiratory and skeletal muscle strength and endurance.

About Cytokinetics

Cytokinetics is a clinical-stage biopharmaceutical company focused on the discovery and development of novel small molecule therapeutics that modulate muscle function for the potential treatment of serious diseases and medical conditions. Cytokinetics’ lead drug candidate from its cardiac muscle contractility program, omecamtiv mecarbil, is in Phase II clinical development for the potential treatment of heart failure. Amgen Inc. holds an exclusive license worldwide to develop and commercialize omecamtiv mecarbil and related compounds, subject to Cytokinetics’ specified development and commercialization participation rights. Cytokinetics is independently developing tirasemtiv, a fast skeletal muscle activator, as a potential treatment for diseases and medical conditions associated with neuromuscular dysfunction. Tirasemtiv is currently the subject of a Phase II clinical trials program and has been granted orphan drug designation and fast track status by the U.S. Food and Drug Administration and orphan medicinal product designation by the European Medicines Agency for the potential treatment of amyotrophic lateral sclerosis, a debilitating disease of neuromuscular impairment. Cytokinetics is collaborating with Astellas Pharma Inc. to develop CK-2127107, a skeletal muscle activator structurally distinct from tirasemtiv, for non-neuromuscular indications. All of these drug candidates have arisen from Cytokinetics’ muscle biology focused research activities and are directed towards the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and its partners’ research and development activities, including the conduct, design, enrollment, progress, completion and results of clinical trials, and the significance and utility of clinical trial results; the properties and potential benefits of tirasemtiv and Cytokinetics’ other drug candidates, including the potential benefits of tirasemtiv in treating patients with ALS; and the potential market for tirasemtiv. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, Cytokinetics anticipates that it will be required to conduct at least one confirmatory Phase III clinical trial of tirasemtiv in ALS patients which will require significant additional funding, and it may be unable to obtain such additional funding on acceptable terms, if at all; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Amgen’s and Astellas’ decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil and CK-2127107, respectively; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; Cytokinetics may be unable to enter into future collaboration agreements for its drug candidates and programs on acceptable terms, if at all; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

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